Exhibit 99.1

WORLD COLOR PRESS INC.
9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class COMMON SHARES

Holder Account Number

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Preliminary Form of Proxy - Special Meeting to be held on June 25, 2010

This Form of Proxy is solicited by and on behalf of Management of World Color Press Inc.

Notes to proxy

1.          Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.          If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.          This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.          If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.          The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.          This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Special Meeting of Shareholders or other matters that may properly come before the meeting or any adjournment or postponement thereof.

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7.          This proxy should be read in conjunction with the accompanying documentation provided by Management.

8.          Registered shareholders are entitled to dissent from the Arrangement Resolution (as defined herein) in accordance with the dissent procedures described in the proxy circular/prospectus. A registered shareholder may exercise the right to dissent only in respect of common shares of World Color Press Inc. which are registered in the shareholder’s name. Failure to comply strictly with the requirements set forth in section 190 of the Canada Business Corporations Act, as modified by the Interim Order and the plan of arrangement (both as described in the proxy circular/prospectus), may result in the loss or unavailability of any rights of dissent. See “The Special Meeting of World Color Press Shareholders — Dissent Rights” in the proxy circular/prospectus.

Proxies submitted must be received by 5:00 pm (Eastern Time) on June 22, 2010, or the date that is two days, excluding Saturdays, Sundays and holidays, prior to the date set for any adjournment or postponement of the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

•             Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

•             Go to the following web site:

www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

l/We, being shareholder(s) of World Color Press Inc. hereby appoint: Mr. Mark A. Angelson, or failing this person, Mr. Andrew P. Hines, or failing this person, Mr. John V. Howard

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on my/our behalf in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and with authority to act and to vote in his discretion with respect to amendments or variations to matters referred to in the notice of meeting and with respect to all other matters that may properly come before the Special Meeting of shareholders of World Color Press Inc. to be held at the Toronto Airport Marriott, 901 Dixon Road, in Toronto, Ontario, Canada, on June 25, 2010 at 1:00 p.m. ET and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against

1. Arrangement Resolution

Or, if no specification is made, vote FOR the Arrangement Resolution.	☐	☐

The arrangement resolution in the form annexed as Annex “A” to the accompanying proxy circular/prospectus (the “Arrangement Resolution”) to approve an arrangement under Section 192 of the Canada Business Corporations Act involving, among other things, the acquisition, directly or indirectly, by Quad/Graphics, Inc. of all of the issued and outstanding common shares of World Color Press Inc. and the redemption of all of the issued and outstanding class A convertible preferred shares of World Color Press Inc.

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Authorized Signature(s) — This section must be completed for your instructions to be executed.	Signature(s)	Date

l/We authorize you to act in accordance with my/our instructions set out above. l/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by Management.

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	ARO	SAAQ

WORLD COLOR PRESS INC.
9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class	CLASS A CONVERTIBLE PREFERRED SHARES

Holder Account Number

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Preliminary Form of Proxy - Special Meeting to be held on June 25, 2010

This Form of Proxy is solicited by and on behalf of Management of World Color Press Inc.

Notes to proxy

1.          Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.          If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.          This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.          If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.          The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.          This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Special Meeting of Shareholders or other matters that may properly come before the meeting or any adjournment or postponement thereof.

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7.          This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 pm (Eastern Time) on June 22, 2010, or the date that is two days, excluding Saturdays, Sundays and holidays, prior to the date set for any adjournment or postponement of the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

•             Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

•             Go to the following web site:

www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

l/We, being shareholder(s) of World Color Press Inc. hereby appoint: Mr. Mark A. Angelson, or failing this person, Mr. Andrew P. Hines, or failing this person, Mr. John V. Howard

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on my/our behalf in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and with authority to act and to vote in his discretion with respect to amendments or variations to matters referred to in the notice of meeting and with respect to all other matters that may properly come before the Special Meeting of shareholders of World Color Press Inc. to be held at the Toronto Airport Marriott, 901 Dixon Road, in Toronto, Ontario, Canada, on June 25, 2010 at 1:00 p.m. ET and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against

1. Arrangement Resolution

Or, if no specification is made, vote FOR the Arrangement Resolution.	☐	☐

The arrangement resolution in the form annexed as Annex “A” to the accompanying proxy circular/prospectus (the “Arrangement Resolution”) to approve an arrangement under Section 192 of the Canada Business Corporations Act involving, among other things, the acquisition, directly or indirectly, by Quad/Graphics, Inc. of all of the issued and outstanding common shares of World Color Press Inc. and the redemption of all of the issued and outstanding class A convertible preferred shares of World Color Press Inc.

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Authorized Signature(s) — This section must be completed for your instructions to be executed.	Signature(s)	Date

l/We authorize you to act in accordance with my/our instructions set out above. l/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by Management.

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	ARO	SAAQ